Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS
We consent to the inclusion in this Registration Statement on Form S-1 of Swisher Hygiene Inc., of our report dated February 11, 2011, relating to our audits of the consolidated financial statements of Choice Environmental Services, Inc. and Subsidiaries and Affiliate as of and for the years ended September 30, 2010 and 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Kreischer Miller
Horsham, Pennsylvania
July 28, 2011